UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
____________
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 5, 2003

Nevada	1-11255	88-0106815

(State or Other Jurisdiction of Incorporation)	Commission File Number	IRS Employer Identification No.

1325 Airmotive Way, Ste. 100, Reno, Nevada 89502-3239
(Address of Principal Executive Offices)(Zip Code)

(775) 688-6300
(Registrant's telephone number, including area code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

TABLE OF CONTENTS

ITEM 7.      FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS.

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

SIGNATURES

EXHIBIT INDEX

EXHIBIT 99.1

EXHIBIT 99.2

ITEM 7.      FINANCIAL STATEMENTS, PRO FORM FINANCIAL INFORMATION AND EXHIBITS.

(c)    Exhibits

99.1            Transcript of AMERCO's Fourth Quarter Fiscal Year End 2003 Investor Call, incorporated by reference to Form 8-K filed on September 12, 2003.

99.2            Information about non-GAAP financial measures.

1). FY 2003 Prex-tax earnings was $7.1 million before non-recurring charges
(millions)
Pre-tax Earnings Before Non-recurring charges	$7.1
Less: Non-recurring charges	46.0

Pre-tax Earnings After Non-recurring charges	$(38.9)

2). FY 2003 Book value per common share (excluding Shareholder Equity attributable to Preferred Stock) was $17.93
(millions)
AMERCO Stockholder's Equity	$484.3
SAC Equity	45.1
SAC APIC	(3.2)

526.2

Less: SAC Equity & Eliminations	156.5

$369.7

Common Shares outstanding ('000's)	20.622

Book Value per Common Share	$17.93

3). FY 2004 Operating income was $83.5 million before non-recurring charges
(millions)
Operating Income Before Non-recurring charges	$83.5
Less: Non-recurring charges	7.9

Earnings from operations	$75.6

4). FY 2004 Net Income was $44.9 million before non-recurring charges
(millions)
Pre-tax Earnings Before Non-recurring charges	$44.9
Non-recurring charges	0.2

Pre-tax Earnings After Non-recurring charges	$44.7

      Management feels that identifying these non-recurring charges provides a more accurate reflection of earnings from operations and pre-tax earnings.

ITEM 12.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On September 5, 2003, AMERCO held its investor call for fiscal year 2003 and the first quarter of fiscal year 2004. During this conference call, information regarding results of operations and financial condition for the quarterly period ended June 30, 2003 was discussed. A copy of the transcript of this conference call is included as Exhibit 99.1. To hear a replay of the call visit www.amerco.com.

We are filing this amendment on Form 8-K to include information about possible non-GAAP financial measures contained in the transcript, including reconciliations to comparable GAAP financial measures. This information is included as Exhibit 99.2.

The information in this Current Report on Form 8-K is being furnished and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 19, 2003
AMERCO

/s/ Gary V. Klinefelter
Gary V. Klinefelter, Secretary

EXHIBIT INDEX

Exhibit No.    Description

99.1              Transcript of AMERCO's Fourth Quarter Fiscal Year End 2003 Investor Call incorporated by reference to Form 8-K filed on September 12, 2003.

99.2              Information about non-GAAP financial measures.